STATE OF DELAWARE

CERTIFICATE OF OWNERSHIP

SUBSIDIARY INTO PARENT

Section 253

CERTIFICATE OF OWNERSHIP

MERGING

GREEN MOUNTAIN COFFEE ROASTERS, INC.
(A VERMONT CORPORATION)

INTO

GREEN MOUNTAIN COFFEE, INC.
(A DELAWARE CORPORATION)

(pursuant to Section 253 of the General Corporation Law of Delaware)

Green Mountain Coffee, Inc., a corporation incorporated on the 20th day of July, 1993, pursuant to the provisions of the General Corporation Law of the State of Delaware;

DOES HEREBY CERTIFY that this corporation owns 100% of the capital stock of Green Mountain Coffee Roasters, Inc., a corporation incorporated on the 7th day of May, 1981, pursuant to the provisions of the Vermont Business Corporation Act, and that this corporation, by a resolution of its Board of Directors duly adopted at a meeting held on the 12th day of December, 2002, determined to and did merge into itself said Green Mountain Coffee Roasters, Inc., which resolution is in the following words to wit:

WHEREAS this corporation lawfully owns 100% of the outstanding stock of Green Mountain Coffee Roasters, Inc., a corporation organized and existing under the laws of the State of Vermont; and

WHEREAS this corporation desires to merge into itself the said Green Mountain Coffee Roasters, Inc., and to be possessed of all the estate, property, rights, privileges and franchises of said corporation,

NOW, THEREFORE, BE IT RESOLVED, that this corporation merge into itself said Green Mountain Coffee Roasters, Inc. and assumes all its liabilities and obligations, and

FURTHER RESOLVED, that an authorized officer of this corporation be and he/she is hereby directed to make and execute a certificate of ownership setting forth a copy of the resolution to merge said Green Mountain Coffee Roasters, Inc. and assume its liabilities and obligations, and the date of adoption thereof , and to file the same in the office of the Secretary of State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of Dover County; and

FURTHER RESOLVED, that the officers of this corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware; which may be in any way necessary or proper to effect said merger.

FURTHER RESOLVED that Green Mountain Coffee, Inc. relinquishes its corporate name and assumes in place thereof the name "Green Mountain Coffee Roasters, Inc."

IN WITNESS WHEREOF, said Green Mountain Coffee, Inc. has caused its corporate seal to be affixed and this certificate to be signed by William G. Hogan, an authorized officer, this 24th day of December, 2002.

GREEN MOUNTAIN COFFEE, INC.

By: /s/ William G. Hogan

William G. Hogan, Vice President, Secretary and Chief Financial Officer